UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2007

SANTA FE ENERGY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-11450	76-6081498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

The Bank of New York Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas  78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (800) 852-1422

221 West Sixth Street, Austin, TX 78701

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Santa Fe Energy Trust (the “Trust”) in its press release dated March 12, 2007, its Form 8-K filed with the Securities and Exchange Commission on March 12, 2007, and its Notification on Form 12b-25 filed with the Securities and Exchange Commission on March 16, 2007, the Trust was not able to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) in a timely manner because of possible overpayments that Devon Energy Corporation (“Devon”) believes it may have made to the Trust during 2006 and prior years for net profits royalties.  On April 3, 2007, the Trust received a letter dated April 3, 2007 from the New York Stock Exchange, Inc. (the “NYSE”) informing the Trust that, as a result of its failure to timely file its Form 10-K, it is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual.  Section 802.01E, among other things, provides that the NYSE will closely monitor the status of the Trust’s 2006 Form 10-K filing and related public disclosures for up to a six-month period from its due date. If the Trust has not filed its 2006 Form 10-K within six months of the filing due date, the NYSE will, in its sole discretion, determine whether the Trust should be given up to an additional six months to file its 2006 Form 10-K. The letter also notes that regardless of these procedures, the NYSE may commence delisting proceedings at any time during the period that is available to complete the filing if the circumstances warrant.

Devon has advised The Bank of New York Trust Company, N.A., as trustee of the Trust (the “Trustee”) that Devon is working to complete a review of the properties in which the Trust has an interest.  Devon has further informed the Trustee that at this time no reliable estimate of the amount of the potential overpayments, if any, can be made.  Devon has further informed the Trustee that no reliable estimate of the length of time that may be required to complete its review can be made at present, but that the review is expected to take more than eight weeks.  The Trustee is monitoring the status of Devon’s review and has retained a consulting firm to review Devon’s results when available as promptly as practicable.  The Trust will file the 2006 Form 10-K as soon as the necessary information is available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Fe Energy Trust

By:	The Bank of New York Trust Company N.A., as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Date:  April 6, 2007